Portlogic Systems Inc.

Convertible Drawdown Loan

AMOUNT: UP TO $ 100,000 U.S.

ISSUANCE DATE: 6/1/2015

MATURITY DATE: 6/1/2017

FOR VALUE RECEIVED, Portlogic Systems Inc. (“Borrower”), a Nevada corporation, having an address of 2 Toronto Street, Suite 422, Toronto, Ontario, M5C 2B5, Canada, hereby promises to pay to the order of KJV Property Group LLC, (“Lender”), located at: 10705 East Acoma Drive Scottsdale AZ 85255 USA, the sum drawn up to one hundred thousand U.S. Dollars (US$100,000), together with interest on the unpaid principal amount, upon the terms and conditions specified below.

         1.    ADVANCES. At any time during the term of this Note, Borrower may, at its sole option, draw down amounts up to an aggregate of US$100,000 under the terms set forth herein. The aggregate unpaid principal balance outstanding, if any, at any time during the term of this Note shall be referred to as the “Principal Amount.” Advances under this Note shall be made upon written request by Borrower to Lender in the form of a Draw Request attached as Exhibit A hereto.  Draw Requests shall be sent to Lender at the address set forth above.  All Draw Requests submitted by Borrower shall be funded within 10 days from the date Lender receives the Draw Request (each a “Draw Date”).

         2.     TERM. The Lender has the right to demand the loan repaid, convert the loan to common shares, or may write off the loan as an expense.

2.1 Loan Demand. The Lender has the right to demand repayment plus interest rate with 90 day notice.

2.2 Conversion. The Lender has the right to convert any portion of the loan into common shares of the company. The rate of conversion will be 20% less of the 5 day average price of the stock.

2.3 Write off. The Lender has the right to expense any part of the loan with 5 day notice to the company.

         3.     RATE OF INTEREST. Interest payable on the Principal Amount shall accrue at a fixed rate equal to the prime interest rate plus 2%. Interest shall be calculated at the end of each month based on the outstanding Principal Amount at the end of that month on the basis of a 360 day year. Outstanding interest is due at the time the Principal Amount is due as set forth in this Note.  Interest shall only accrue on sums advanced and received by Borrower under this Note.

         4.     PREPAYMENT. Prepayment of the Principal Amount and interest may be made at any time, in any amount, without penalty.

         5.     WAIVER. No previous waiver and no failure or delay by the Lender or the Borrower in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of condition under this Note or the obligations secured thereby. A waiver or modification of any term of this Note or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Lender and shall be limited to the express terms of such waiver. The Borrower hereby expressly waives presentment and demand for payment on the Maturity Date.

         6.     CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to any advances evidenced by this Note, the terms of this Note shall prevail.

         7.     GOVERNING LAW. This Note shall be construed in accordance with the laws of the Province of Ontario, Canada and the laws of Canada applicable therein, and the parties stipulate to the personal jurisdiction of the courts of the Province of Ontario.

IN WITNESS WHEREOF, Portlogic Systems Inc. and KJV Property Group LLC have executed this agreement as dated above.

Portlogic Systems Inc.

KJV Property Group LLC

/s/ Jueane Thiessen

/s/ Enyan Deng

Jueane Thiessen

Enyan Deng

Chief Financial Officer, Secretary, and Treasurer

General Partner

EXHIBIT A

DRAW REQUEST

Portlogic Systems Inc. (“Borrower”) requests that KJV Property LLC (“Lender”) advance USD $_________ under the Promissory Note, dated 1st of June, 2015. Advances should be made as follows:

[[insert wire instructions or other instructions for payment]

Dated:  ___________

Portlogic Systems Inc.

By: ________________

Its: ________________